Exhibit 99.1

Raptor Resources Holdings Acquires the

Derbyshire Stone Quarry

TAG Minerals Affiliate Acquires Seasoned Mining Company

FREEHOLD, NJ–(Marketwired – March 31, 2014) – Raptor Resources Holdings Inc. (OTCQB: RRHI) (the “Company”), a natural resources company focused on mineral and metal resource acquisition, exploration and development, is pleased to announce that its Zimbabwe affiliate, TAG Minerals Zimbabwe (Private) Ltd. (“TAG-Z”), has acquired 100% of the Derbyshire Stone Quarry (“Derbyshire”).

To view the latest edition of the RaptorReport Newsletter, including photos of the Derbyshire Stone Quarry operation, site location, products and shareholder update, view: http://www.raptorresourcesholdings.com/RaptorReport/DerbyshireStoneQuarry/

Key Terms of the Derbyshire Stone Quarry Agreement:

1. Derbyshire stockpile inventory of no less than $440,000 USD.

2. Debtor book/cash in bank of no less than $75,000 USD.

3. New Management Contracts for key employees.

The Derbyshire Stone Quarry is an established mining company managed by mining operator and strategic partner, WGB Kinsey & Company. Production products include 10mm stone, 20mm stone, quarry dust, crusher run, river sand (washed), pit sand, and decomposed granite. The Derbyshire Stone Quarry is the largest indigenous sand & stone quarry in the Harare area and is located in a prime residential growth zone within close proximity to major road projects.

Al Pietrangelo, CEO and President of Raptor Resources Holdings Inc. stated, “In prior letters to shareholders, the Company committed to building assets within TAG Minerals Inc. during CY 2014. TAG Minerals targets viable hard assets, seasoned mining companies and developing greenfield resources featuring high value minerals & metals.” He further stated, “In just the first quarter of 2014, the Company, through its Zimbabwe affiliate, TAG-Z, has acquired 100% of greenfield resource Raptor Mine targeting nickel and copper for further development as well as the Derbyshire Stone Quarry, a mature granite quarry in volume production.”

About Raptor Resources Holdings Inc.

Raptor Resources Holdings Inc. (OTCQB: RRHI) is the parent/holding company of Mabwe Minerals Inc. with a second independently operating, wholly owned subsidiary, TAG Minerals Inc.

To learn more about Raptor Resources Holdings, visit www.raptorresourcesholdings.com

About Mabwe Minerals Inc.

Mabwe Minerals Inc. (OTCQB: MBMI) is a U.S. based natural resources and hard asset company engaged in the mining, logistics and commercial sales of industrial minerals and metals, with first focus on barite and limestone at Dodge Mine. Raptor Resources Holdings owns 90 million shares of Mabwe Minerals or approximately 64% of its issued and outstanding shares of common stock.

To learn more about Mabwe Minerals, visit www.mabweminerals.com

About TAG Minerals Inc.

TAG Minerals Inc. is a U.S. based mineral/metal resource acquisition, exploration and development company targeting viable hard assets, seasoned mining companies along with developing greenfield resources aimed at high value minerals & metals.

Notice Regarding Forward-Looking Statements

Statements regarding financial matters in this press release other than historical facts are “forward-looking statements” (“FLS”) within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. FLS include statements predictive in nature, depending upon or referring to future events / conditions, including words like “believes,” “anticipates,” “intends,” “plans,” “expects,” and similar expressions. Statements concerning future financial performance (revenues, earnings, and growth rates), ongoing business strategies / prospects, and future actions, which may be provided by management, are also FLS as defined by the Act. The actual and any future results, performance or achievements of the Company, expressed or implied, may be materially different and vary significantly for different reporting periods due to FLS that involve known and unknown risks and other factors. Management believes that the assumptions made and expectations reflected in the FLS are reasonable. There is no assurance that the underlying assumptions will prove to be correct and the actual future results may be different from expectations expressed above. These statements are not guarantees of future performance. Raptor Resources Holdings Inc. and Mabwe Minerals Inc. have no specific intention to update these statements.

Contact:

J. Louis Schlegel IV

Vice President: Business Development

J4@raptorresourcesholdings.com